Exhibit 10.1

AMENDMENT NO. 1 TO

FINANCIAL ADVISORY AGREEMENT

This amendment (“Amendment”) is made as of February 14, 2008 by and between STANFORD GROUP COMPANY (“Stanford Group”) and SENESCO TECHNOLOGIES, INC. (the “Company”).  Capitalized terms used without definition herein shall have the meaning ascribed to such terms in the Financial Advisory Agreement (as defined below).

WHEREAS, Stanford Group and the Company are parties to that certain Financial Advisory Agreement, dated as of October 11, 2006 (the “Financial Advisory Agreement”);  and

WHEREAS, the parties hereto desire to amend the Financial Advisory Agreement as provided herein; and

NOW, THEREFORE, in consideration of the premises and the mutual convenants and agreements hereinafter contained, the parties to this Amendment hereby agree as follows:

1.               Except as set forth herein, the terms and provisions of the Financial Advisory Agreement shall continue unmodified and in full force and effect.

2.               The introductory paragraph shall be deleted and replaced with the following:

This letter agreement (the “Agreement”) is to confirm our understanding that Stanford Group Company (“Stanford Group”) is engaged by Senesco Technologies, Inc., its successors, subsidiaries and affiliates (collectively, the “Company”) on a non-exclusive basis with respect to financial advisory, corporate finance, strategic financing and strategic alliance matters.  Unless renewed by the parties, the term of this Agreement shall expire on June 30, 2012. This Agreement may be terminated (i) by either party, without cause, upon sixty (60) days’ written notice of termination to the other party; or (ii) by either party, if the other party breaches any of its obligations under this Agreement and fails to remedy such breach within ten (10) days after written notice of such breach is provided to the other party. Upon the execution of this letter by the Company, Stanford Group shall devote a commercially reasonable amount of business, time and attention to matters on which the Company shall request its services.

3.               Section A shall be deleted and replaced in its entirety by the following:

Financial Advisory Services

During the term of this agreement, Stanford Group shall provide the Company with such regular and customary financial advisory services as are reasonably requested by the Company, provided that Stanford Group shall not be required to undertake duties not reasonably within the scope of the financial advisory services in which it is generally engaged. In performance of its duties, Stanford Group shall provide the Company with the benefit of its judgment. It is understood and acknowledged by the parties that the value of Stanford Group’s advice is not measurable in a quantitative manner and Stanford Group shall use its best efforts to render advice, upon the request of the Company, in good faith, as shall be determined by Stanford Group, Stanford Group shall use its best efforts to:

(a)           assist the Company in identifying its financing needs; help formulate a financing structure with respect to what is usual and standard practice in financings for organizations in similar circumstances;

(b)           introduce the Company to appropriate institutional and/or retail investors for presentations (provided that in the event that an introduction, for such purpose, directly results in the consummation of any financing or strategic transactions, the Company shall compensate Stanford Group on terms consistent with prevailing market terms for such transactions);

(c)           introduce the Company to such other corporations, research institutions or individuals that may be beneficial in advancing the Company’s research or business goals;

(d)           provide the Company with any non-confidential industry related information that the Stanford group may have access to; and

(e)           introduce the Company to industry analysts; and

(f)            introduce the Company to individuals with access to industry conferences.

The Company acknowledges that Stanford Group and its affiliates are in the business of providing financial advisory services (of all types contemplated by this agreement) to others. Nothing herein contained shall be construed to limit or restrict Stanford Group or its affiliates in conducting such business with respect to others or in rendering such advice to others.

The Company recognizes and confirms that Stanford Group, in acting pursuant to this engagement will be using information in reports and other information provided by others, including, without limitation, information provided by, or on behalf of the Company, and that Stanford Group does not assume responsibility for, and may rely on, without independent verification of, the accuracy and completeness of any such reports and information. The Company hereby warrants that any information relating to the Company that is furnished to Stanford Group by the Company will be fair, accurate and complete and will not contain any material omissions or misstatements of fact. The Company agrees that any information or advice rendered by Stanford Group or its representatives in connection with this engagement is for the confidential use of the Company’s Board of Directors only in its evaluation of the matters for which Stanford Group has been engaged and, except as otherwise required by law, the Company will not, and will not permit any third party, to disclose or otherwise refer to such advice or information in any manner without the prior written consent of Stanford Group.

4.               Sections C.1.(a), C.1.(b) and C.1.(c) shall be deleted and replaced in their entirety by the following:

“(a) warrants issued by the Company to Stanford and the Stanford Employees at an exercise price of $3.25 shall be amended to an exercise price of $1.01;

 (b) warrants issued by the Company to Stanford and the Stanford Employees at an exercise price of $2.00 shall be amended to an exercise price of $1.01; and

 (c) the term of all warrants issued by the Company to Stanford and the Stanford Employees shall be extended to June 30, 2012.”

5.               The Company hereby represents and warrants that a registration statement registering under the Securities Act of 1933 (as amended) (the “Securities Act”) all shares of common stock issuable pursuant to all of the warrants discussed in Section C of the Financial Advisory Agreement has

been filed with the Securities and Exchange Commission, has been declared effective and remains effective as of the date hereof.

6.               All warrants discussed in Section C of the Financial Advisory Agreement shall hereby be amended to include the following provision:

“If at the time of exercise, the Warrant Shares are not subject to an effective registration statement under the Securities Act, the Registered Holder may, at its option, elect to exercise this Warrant by delivering the purchase form and, in lieu of making payment of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula:

Net Number =	(A x B) — (A x C)
B

For purposes of the foregoing formula:

A = the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B = the Closing Bid Price of the Common Stock on the date of exercise of the Warrant.

C = the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this provision, the following definitions shall apply:

“Closing Bid Price” means the closing bid price of Common Stock as quoted on the Primary Market (as reported by Bloomberg Financial Markets through its “Volume at Price” function).

“Primary Market” means on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Select Market, (d) the Nasdaq Global Market, (e) the Nasdaq Capital Market, or (e) the NASD Over-the-Counter Bulletin Board.”

7.               If a provision contained in this Amendment is held to be invalid or unenforceable, this Amendment shall continue in full force and effect and shall be construed as if the invalid or unenforceable provision was omitted.

8.               This Amendment shall be governed by, and shall be construed, interpreted and enforced in accordance with, the laws (excluding choice of law rules) of the State of New Jersey.

9.               This Amendment may be executed in counterparts, all of which together constitute one Amendment binding on all of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SENESCO TECHNOLOGIES, INC.

By:	/s/ Bruce C. Galton

Name:	Bruce C. Galton
Title:	President and Chief Executive Officer

STANFORD GROUP COMPANY

By:	/s/ William R. Fusselmann

Name:	William R. Fusselmann
Title:	Managing Director

STANFORD VENTURE CAPITAL HOLDINGS, INC.

By:	/s/ Daniel T. Bogar

Name:	Daniel T. Bogar
Title:	Managing Director

STANFORD INTERNATIONAL BANK, LTD.

By:	/s/ James M. Davis

Name:	James M. Davis
Title:	Chief Financial Officer

STANFORD EMPLOYEES:

/s/ Ronald Stein
Ronald Stein

/s/ Daniel Bogar
Daniel Bogar

/s/ Osvaldo Pi
Osvaldo Pi

/s/ William Fusselmann
William Fusselmann